UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: June 27, 2007

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 27, 2007, People’s United Financial, Inc., a Delaware corporation (“People’s United”) and Chittenden Corporation, a Vermont corporation (“Chittenden”) issued a joint press release announcing the execution of the Agreement and Plan of Merger, dated as of June 26, 2007, between People’s United and Chittenden.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additionally, People’s United hereby files the Investor Presentation attached hereto as Exhibit 99.2.

Additional Information About this Transaction

In connection with the proposed merger, People’s United will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Chittenden that also constitutes a prospectus of People’s United. Chittenden will mail the proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by People’s United and Chittenden with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing People’s United’s website at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information” or by accessing Chittenden’s website at www.chittendencorp.com under the tab “Investor Resources – SEC Filings”.

Participants in this Transaction

People’s United, Chittenden and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Chittenden stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Chittenden stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of People’s United in the final prospectus for its conversion filed with the SEC on March 21, 2007. You can find information about Chittenden’s executive officers and directors in its definitive proxy statement filed with the SEC on March 9, 2007. You can obtain free copies of these documents from People’s United or Chittenden using the contact information above.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Forward-Looking Statements

This report contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the shareholders of Chittenden Corporation to approve the merger agreement; (3) failure to obtain governmental approvals of the merger, or imposition of adverse regulatory conditions in connection with such approvals; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the businesses following the merger; (6) changes in general, national or regional economic conditions; (7) the risk that the cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize (8) changes in loan default and charge-off rates; (9) reductions in deposit levels necessitating increased borrowings to fund loans and investments; (10) changes in interest rates; (11) changes in levels of income and expense in noninterest income and expense related activities; and (12) competition and its effect on pricing, spending, third-party relationships and revenues.

For additional factors that may affect future results, please see People’s United’s and Chittenden’s filings with the Securities and Exchange Commission, including the People’s United final prospectus for its conversion and Chittenden’s Annual Report on Form 10-K for the year ended December 31, 2006. People’s United and Chittenden undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit	Description
99.1	Press Release, dated June 27, 2007

99.2	Investor Presentation, dated June 27, 2007

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLE’S UNITED FINANCIAL, INC.

Dated: June 27, 2007	By:	/s/ William T. Kosturko
William T. Kosturko
Executive Vice President and General Counsel

3

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated June 27, 2007

99.2	Investor Presentation, dated June 27, 2007

4